Filed Pursuant to Rule 424(b)(7)

Registration No. 333-290052

Prospectus Supplement

(To Prospectus dated December 10, 2025)

CID HoldCo, Inc.

Up to 29,701,559 shares of Common Stock (for resale)

655,000 Warrants to Purchase shares of Common Stock (for resale)

Up to 14,999,983 shares of Common Stock Issuable upon Exercise of the Warrants (for issuance)

This prospectus supplement (“Prospectus Supplement”) updates and supplements the prospectus dated December 10, 2025 (as amended and supplemented, the “Prospectus”), which forms a part of our Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-290052) relating, in part, to the offer and sale from time to time of up to 29,701,559 shares of Common Stock (the “Total Resale Shares”). This Prospectus Supplement is being filed to supplement the information in the Prospectus related to the Selling Securityholders table and the selling securityholders identified therein (including their transferees, donees, pledgees and other successors-in-interest) (the “Selling Securityholders”) to reflect the assignment of certain shares of our common stock, par value $0.0001 per share (the “Common Stock”), by Fir Tree Credit Opportunity Master Fund, LP formerly known as Fir Tree Capital Opportunity Master Fund III, LP, which was identified as a Selling Securityholder in the Prospectus, to certain of its affiliates as herein identified. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Prospectus.

We will not receive any proceeds from the sale of shares of our Common Stock or Warrants by the Selling Securityholders pursuant to the Prospectus, except with respect to amounts received by us upon exercise of the Public Warrants to the extent such Public Warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all Public Warrants for cash, could be up to approximately $172,499,805. We believe the likelihood that Public Warrant holders will exercise their Public Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than $11.50 per share, we believe the Public Warrant holders will be less likely to exercise their Warrants. We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

This Prospectus Supplement should be read in conjunction with and accompanied by the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement supersedes the information contained in the prospectus.

Our Common Stock and Public Warrants are traded on the Nasdaq Stock Market LLC under the symbol “DAIC” and “DAICW”, respectively. On December 29, 2025, the last reported sale price of our Common Stock on the Nasdaq Stock Market LLC was $0.3955 per share, and the closing price of our Public Warrants was $0.104 per Public Warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 31, 2025

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to the Prospectus. When we refer to the “Selling Securityholders” in the Prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale.

The following table sets forth, as of the date of this prospectus:

●	the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,

●	the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

●	the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and

●	the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution” in the Prospectus.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Charles K Maddox[2]	2,052,788	2,052,788	—	—	—	—	—	—
Edmund S Nabrotzky[3]	3,571,614	3,571,614	—	—	—	—	—	—
SJP Investments, LLC[4]	149,459	149,459	—	—	—	—	—	—
SSP Technology Holdings, LLC[5]	112,842	112,842	—	—	—	—	—	—

*	Less than a percent

[1]	Unless otherwise noted, the business address of each of those listed in the table above is 5661 S Cameron St, Suite 100, Las Vegas, NV 89118.

[2]	Mr. Maddox is the Chief Financial Officer and Chief Operating Officer of the Company.

[3]	Mr. Nabrotzky is the Chief Executive Officer and a director of the Company.

[4]	Represents shares directly held by SJP Investments, LLC. Steven Paul is the managing member of SJP Investments, LLC. The address of the principal business office of SJP Investments, LLC is 1000 N Green Valley Pkwy, Ste 440-350, Henderson, NV 89074.

[5]	Represents shares directly held by SSP Technology Holdings, LLC. Sheldon Paul is the managing member of SSP Technology Holdings, LLC. Mr. Paul is a director of the Company. The address of the principal business office of SSP Technology Holdings, LLC is 1000 N Green Valley Pkwy, Ste 440-350, Henderson, NV 89074.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
The Paul Family Trust dated June 3, 2005[6]	478,094	478,094	—	—	—	—	—	—
The Sheldon Paul IT7	118,781	118,781	—	—	—	—	—	—
Tracking Technology Holdings, LLC[8]	410,000	410,000	—	—	—	—	—	—
William Tremaine Reny[9]	4,967,391	4,967,391	—	—	—	—	—	—
A Kent Greene Traditional IRA[10]	12,500	12,500
Adam S Creer & Susanne H Creer JT TEN[11]	12,500	12,500
N Boyack & L Boyack TTEE, Boyack Family TST, U/A DTD 08/17/2011[12]	37,500	37,500
Brent Gordon Bergquist[13]	30,000	30,000

[6]	Represents shares directly held by The Paul Family Trust dated June 3, 2005. Sheldon Paul is the sole trustee of The Paul Family Trust dated June 3, 2005. Mr. Paul is a director of the Company. The address of the principal business office of The Paul Family Trust dated June 3, 2005 is 8671 Golden Canyon, Las Vegas, NV 89129.

[7]	Represents shares directly held by The Sheldon Paul IT. Sheldon Paul is the sole trustee of The Sheldon Paul IT. Mr. Paul is a director of the Company. The address of the principal business office of The Sheldon Paul IT is 333 N Rancho Drive, Ste 730, Las Vegas, NV 89106.

[8]	Represents shares directly held by Tracking Technology Holdings, LLC, which includes 1,317,750 issued in a private placement offering on June 18, 2025. The address of the principal business office of Tracking Technology Holdings is 199 N. Arroyo Grande Blvd, Ste 150, Henderson, NV 89074.

[9]	Represents shares directly held by William Tremaine Reny. Mr. Renny was the Founder and CEO of SEE ID prior to the closing of the Business Combination. The address of the principal business office of William Tremaine Reny is 9 Hawk Ridge Drive, Las Vegas, NV 89135.

[10]	Represents shares directly held by A Kent Greene Traditional IRA. The address of the principal business office of A. Kent Green Traditional IRA is 40 Daisy Meadow Terrace, Henderson, NV 89074.

[11]	Represents shares directly held by Adam S. Creer & Susanne H. Creer JT TEN. The address of the principal business office of Adam S. Creer & Susanne H. Creer JT TEN is 8028 South Big Spring Drive, west Jordan, UT 84081.

[12]	Represents shares directly held by N. Boyack & L. Boyack TTEE, Boyack Family TST, U/A DTD 08/17/2011. The address of the principal business office of N. Boyack & L. Boyack TTEE, Boyack Family TST, U/A DTD 08/17/2011 is 4325 Jerdon Court, Las Vegas, NV 89129.

[13]	Represents shares directly held by Brent Gordon Bergquist. The address of the principal business office of Brent Gordon Bergquist is 2056 Sapphire Valley Avenue, Henderson, NV 89074.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Brian Freeman[14]	12,500	12,500
Charlene Denise Hanna[15]	6,250	6,250
Christopher Neilson Kenworthy and Julie Edwards Kenworthy[16]	18,750	18,750
Conner Paul and Sage Paul[17]	13,250	13,250
Darcy Alan Stewart & Colleen Stewart JT TEN[18]	12,500	12,500
Douglas L Glenn[19]	5,000	5,000
Kazuyoshi Hayashi & Diana J Hayashi, TTEES, U/A DTD 08/03/2023 Hayashi Revocable Trust[20]	125,000	125,000
Jacob Reynolds[21]	6,250	6,250

[14]	Represents shares directly held by Brian Freeman. The address of the principal business office of Brian Freeman is 8929 Monte Oro Drive, Las Vegas, NV 89131.

[15]	Represents shares directly held by Charlene Denise Hanna. The address of the principal business office of Charlene Denise Hanna is 8012 Funny Cide Street, Las Vegas, NV 89131.

[16]	Represents shares directly held by Christopher Neilson Kenworthy and Julie Edwards Kenworthy. The address of the principal business office of Christopher Neilson Kenworthy and Julie Edwards Kenworthy is 13438 South Corner Bridge Lane, Draper, UT 84020.

[17]	Represents shares directly held by Conner Paul and Sage Paul. The address of the principal business office of Conner Paul and Sage Paul is 1800 Remembrance Hill Street, Las Vegas, NV 89144.

[18]	Represents shares directly held by Darcy Alan Stewart & Colleen Stewart JT Ten. The address of the principal business office of Darcy Alan Stewart & Colleen Stewart JT Ten is 5048 North Long Sky Drive, St. George, UT 84770.

[19]	Represents shares directly held by Douglas L. Glenn. The address of the principal business office of Douglas L. Glenn is 5818 Toofer Winds Court, Las Vegas, NV 89131.

[20]	Represents shares directly held by Kazuyoshi Hayashi & Diana J. Hayashi, TTEES U/A DTD 08/03/2023 Hayashi Revocable Trust. The address of the principal business office of Kazuyoshi Hayashi & Diana J. Hayashi, TTEES U/A DTD 08/03/2023 Hayashi Revocable Trust is 943 South Signal Hill, Fruit Heights, UT 84037.

[21]	Represents shares directly held by Jacob Reynolds. The address of the principal business office of Jacob Reynolds is 8544 Verde Park Circle, Las Vegas, NV 89129.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Jared Stewart and Melanie Stewart[22]	5,000	5,000
Kathryn J Skaggs[23]	12,500	12,500
Kelly Robb Thomas[24]	12,500	12,500
Mahlon B Edwards[25]	5,000	5,000
Marc R Bawden & Trisha L Bawden Com Pro[26]	100,000	100,000
Matthew K Nielsen and Brandi Nielsen[27]	75,000	75,000
Michael and Meagan Shaw Brokerage Account[28]	12,500	12,500
Peter Winston Debry[29]	155,000	155,000
Paul Freeman[30]	12,500	12,500
Paul Revocable Trust[31]	62,500	62,500
Randall Scott Thomas[32]	12,500	12,500
Ryan Allen[33]	10,000	10,000

[22]	Represents shares directly held by Jacob Stewart and Melanie Stewart. The address of the principal business office of Jacob Stewart and Melanie Stewart is 7866 Morning Gallop Court, Las Vegas, NV 89131.

[23]	Represents shares directly held by Kathryn J. Skaggs. The address of the principal business office of Kathryn J. Skaggs is 40502 Corte De Opalo, Murrieta, CA 92562.

[24]	Represents shares directly held by Kelly Robb Thomas. The address of the principal business office of Kelly Robb Thomas is 2000 Silverton Drive, Henderson, NV 89074.

[25]	Represents shares directly held by Mahlon B. Edwards. The address of the principal business office of Mahlon B. Edwards is 1056 Oilipuu Place, Honolulu, HI 96825.

[26]	Represents shares directly held by Marc R. Bawden & Trisha L. Bawden Com Pro. The address of the principal business office of Marc R. Bawden & Trisha L. Bawden Com Pro is 5835 Angelic Dreams Court, Las Vegas, NV 89149.

[27]	Represents shares directly held by Matthew K. Nielsen and Brandi Nielsen. The address of the principal business office of Matthew K. Nielsen and Brandi Nielsen is 1108 Emerald Tint Court, Las Vegas, NV 89144.

[28]	Represents shares directly held by Michael and Meagan Shaw Brokerage Account. The address of the principal business office of Michael and Meagan Shaw Brokerage Account is 7361 Dazzle Point Street, Las Vegas, NV 89084.

[29]	Represents shares directly held by Peter Winston Debry. The address of the principal business office of Peter Winston Debry is 10025 Robin Oaks Drive, Las Vegas, NV 89117.

[30]	Represents shares directly held by Paul Freeman. The address of the principal business office of Paul Freeman is 7900 Orchard Port Avenue, Las Vegas, NV 89131.

[31]	Represents shares directly held by Paul Revocable Trust. The address of the principal business office of Paul Revocable Trust is 189 South 1210 West, St. George, UT 84770.

[32]	Represents shares directly held by Randall Scott Thomas. The address of the principal business office of Randall Scott Thomas is 1655 Shootout Place, Henderson, NV 89002.

[33]	Represents shares directly held by Ryan Allen. The address of the principal business office of Ryan Allen is 1474 East Toliman Way, Washington, UT 84780.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Samuel Lee Richardson[34]	2,500	2,500
Young Irrevocable TR Scott V Young TTEE Christine Young TTEE U/A DTD 6/10/02[35]	10,000	10,000
The Steven and Jennette Paul Rev Living Trust[36]	81,250	81,250
Susan Polley & James Polley[37]	10,000	10,000
1997 Edwards Trust Trustee Keith R. Edwards[38]	2,750	2,750
GSKHO, LLC[39]	27,500	27,500
James and Amy Walker[40]	3,750	3,750
Jeffrey A Hammack[41]	27,500	27,500
Ryan Dudley & Loryn Dudley[42]	12,500	12,500
Ryan Spencer Stephens[43]	6,875	6,875
Raymond Mark Turner & Virginia Turner TTEES The Turner Family Trust DTD 10/21/2016[44]	27,500	27,500

[34]	Represents shares directly held by Samuel Lee Richardson. The address of the principal business office of Samuel Lee Richardson is 8720 Melissa Meadows Street, Las Vegas, NV 89131.

[35]	Represents shares directly held by Young Irrevocable TR Scott V Young TTEE Christine Young TTEE U/A DTD 6/10/02. The address of the principal business office of Young Irrevocable TR Scott V Young TTEE Christine Young TTEE U/A DTD 6/10/02 is 30 Sankaty Circle, Henderson, NV 89052.

[36]	Represents shares directly held by The Steven and Jennette Paul Rev Living Trust. The address of the principal business office of The Steven and Jennette Paul Rev Living Trust is 31871 Paseo Monte Vista, San Juan Capistrano, CA 92675.

[37]	Represents shares directly held by Susan Polley & James Polley. The address of the principal business office of Susan Polley & James Polley is 8647 Golden Canyon Road, Las Vegas, NV 89129.

[38]	Represents shares directly held by 1997 Edwards Trust Trustee Keith R. Edwards. The address of the principal business office of 1997 Edwards Trust Trustee Keith R. Edwards is 1512 Homecoming Ave., South Jordan, UT 84095.

[39]	Represents shares directly held by GSKHO, LLC. The address of the principal business office of GSKHO, LLC is 1165 Grove Creek Dr., Pleasant Grove, UT 84062.

[40]	Represents shares directly held by James and Amy Walker. The address of the principal business office of James and Amy Walker is P.O. Box 1290, Logandale, NV 89021.

[41]	Represents shares directly held by Jeffrey A. Hammack. The address of the principal business office of Jeffrey A. Hammack is 7731 Mojave Yucca Court, Las Vegas, NV 89131.

[42]	Represents shares directly held by Ryan Dudley & Loryn Dudley. The address of the principal business office of Ryan Dudley & Loryn Dudley is 2649 S. Fairmont Estates Dr., Greenacres, Was 99016.

[43]	Represents shares directly held by Ryan Spencer Stephens. The address of the principal business office of Ryan Spencer Stephens is 3128 Swiss Drive, Santa Clara, UT 84765.

[44]	Represents shares directly held by Raymond Mark Turner & Virginia Turner TTEES The Turner Family Trust DTD 10/21/2016. The address of the principal business office of Raymond Mark Turner & Virginia Turner TTEES The Turner Family Trust DTD 10/21/2016 is 923 Konga Drive, Las Vegas, NV 89123.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Johnathan Jerotz & Sarah Jerotz JT Ten[45]	121,250	121,250	—	—	—	—	—	—
Kory Coleman[46]	97,000	97,000	—	—	—	—	—	—
John Phillips Shackelford Jr.[47]	76,387	76,387	—	—	—	—	—	—
Aaron Nemec[48]	72,750	72,750	—	—	—	—	—	—
Steven Just[49]	48,500	48,500	—	—	—	—	—	—
Michael S. Rodgers[50]	48,500	48,500	—	—	—	—	—	—
Christopher John Winspear & Gina Gilbert Winspear JT51	36,375	36,375	—	—	—	—	—	—
Trent Stimpson[52]	36,375	36,375	—	—	—	—	—	—
James Jacob Porter[53]	30,312	30,312	—	—	—	—	—	—
Christy Nichol Nemec[54]	30,312	30,312	—	—	—	—	—	—
Bryson T. Smith[55]	30,312	30,312	—	—	—	—	—	—
Davies Brothers, LLC[56]	29,100	29,100	—	—	—	—	—	—

[45]	Represents shares directly held by Johnathan Jerotz & Sarah Jerotz JT Ten. The address of the principal business office of Johnathan Jerotz & Sarah Jerotz JT Ten is 3304 Lone Hill Ln, Encinitas, CA 92024.

[46]	Represents shares directly held by Kory Coleman. The address of the principal business office of Kory Coleman is 529 E. Oak Hollow Ct., Bountiful, UT 84010.

[47]	Represents shares directly held by John Phillips Shackelford Jr. The address of the principal business office of John Phillips Shackelford Jr. is 2100 S. Ocean Dr., Apt. 17K, Fort Lauderdale, FL 33316.

[48]	Represents shares directly held by Aaron Nemec. The address of the principal business office of Aaron Nemec is 1783 E. Lone Shore Lane, Eagle, ID 83616.

[49]	Represents shares directly held by Steven Just. The address of the principal business office of Steven Just is 3179 S. Cobble Way, Meridian, ID 83642.

[50]	Represents shares directly held by Michael S. Rodgers. The address of the principal business office of Michael S. Rodgers is P.O. Box 891, Meridian, ID 83680.

[51]	Represents shares directly held by Christopher John Winspear & Gina Gilbert Winspear JT. The address of the principal business office of Christopher John Winspear & Gina Gilbert Winspear JT is 4776 Barcelona Ridge Ct., Las Vegas, NV 89129.

[52]	Represents shares directly held by Trent Simpson. The address of the principal business office of Trent Simpson is 6667 Trinity Creek Ln, Star, ID 83669.

[53]	Represents shares directly held by James Jacob Porter. The address of the principal business office of James Jacob Porter, 5 The Ests, Dorado, PR 00646.

[54]	Represents shares directly held by Christy Nichol Nemec. The address of the principal business office of Christy Nichol Nemec is 1783 E. Lone Shore Ln, Eagle, ID 83616.

[55]	Represents shares directly held by Bryson T. Smith. The address of the principal business office of Bryson T. Smith is 4622 N. Arches Ave., Meridian, ID 83646.

[56]	Represents shares directly held by Davies Brothers, LLC. The address of the principal business office of Davies Brothers, LLC is 2305 W. Boulder Bar Dr., Meridian, ID 83646.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Logan Properties, LLC[57]	25,220	25,220	—	—	—	—	—	—
Jewell James[58]	25,000	25,000	—	—	—	—	—	—
PRK Investments, LLC[59]	44,841	24,250	20,591	*	—	—	—	—
Rob Shockley[60]	55,137	24,250	—	—	—	—	—	—
Ty Snyder[61]	24,250	24,250	—	—	—	—	—	—
James Ray Olson[62]	24,250	24,250	—	—	—	—	—	—
Steve Majerus[63]	24,250	24,250	—	—	—	—	—	—
Bradley Chatlin[64]	24,250	24,250	—	—	—	—	—	—
Darin Ball[65]	24,250	24,250	—	—	—	—	—	—
Jeffrey Ibos[66]	24,250	24,250	—	—	—	—	—	—
Wendy Foster[67]	24,250	24,250	—	—	—	—	—	—

[57]	Represents shares directly held by Logan Properties, LLC. John R. Logan is the sole member of Logan Properties, LLC. The address of the principal business office of Logan Properties is 1105 W. Jackson, Tupelo, MS 38804.

[58]	Represents shares directly held by Jewell James. The address of the principal business office of Jewell James is P.O. Box 2727, Pearland, TX 77588.

[59]	Represents shares directly held by PRK Investments, LLC. Richard Pinol and David Kracke are the managing members of PRK Investments, LLC. The address of the principal business office of PRK Investments is 1487 S. David Lane, Boise, ID 83705.

[60]	Represents shares directly held by Rob Shockley. The address of the principal business office of Rob Shockley is 1313 S. Watermark Ave., Eagle, ID 83616.

[61]	Represents shares directly held by Ty Snyder. The address of the principal business office of Ty Snyder is 2855 W. Torana Dr., Meridian, ID 83646.

[62]	Represents shares directly held by James Ray Olson. The address of the principal business office of James Ray Olson is 5660 E. Franklin Rd., Suite 321, Nampa, ID 83687.

[63]	Represents shares directly held by Steve Majerus. The address of the principal business office of Steve Majerus is 7737 Camino Sin Puente, Rancho Santa Fe, CA 92607.

[64]	Represents shares directly held by Bradley Chatlin. The address of the principal business office of Bradley Chatlin is 2387 N. Stonecrest Place, Eagle, ID 83616.

[65]	Represents shares directly held by Darin Ball. The address of the principal business office of Darin Ball is 2605 S. Arthur St., Spokane, WA 99203.

[66]	Represents shares directly held by Jeffrey Ibos. The address of the principal business office of Jeffrey Ibos is P.O. Box 2084, Covington, LA 70434.

[67]	Represents shares directly held by Wendy Foster. The address of the principal business office of Wendy Foster is 13403 Stockton Creek Rd., Preston, ID 83263.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Charles Price and Judy Price JT Ten[68]	23,401	23,401	—	—	—	—	—	—
Steven Lloyd[69]	18,093	18,093	—	—	—	—	—	—
Kristopher Townsend & Amanda Townsend JT Ten[70]	18,093	18,093	—	—	—	—	—	—
DDJ Investments, LLC[71]	18,093	18,093	—	—	—	—	—	—
Greg Hardee[72]	14,475	14,475	—	—	—	—	—	—
Scott Thompson[73]	14,475	14,475	—	—	—	—	—	—
John R. Stegner & Laurie K.E. Stegner JT Ten[74]	13,268	13,268	—	—	—	—	—	—
Payette Investments, LLC[75]	12,062	12,062	—	—	—	—	—	—
Scott C. Lamm[76]	12,062	12,062	—	—	—	—	—	—
Darren Davies[77]	12,062	12,062	—	—	—	—	—	—
Hemanth Kumar[78]	12,062	12,062	—	—	—	—	—	—

[68]	Represents shares directly held by Charles Price and Judy Price JT Ten. The address of the principal business office of Charles Price and Judy Price JT Ten is 5001 W. Tia Inez St., Eagle, ID 83616.

[69]	Represents shares directly held by Steven Lloyd. The address of the principal business office of Steven Lloyd is 3505 N. Llama Way, Meridian, ID 83646.

[70]	Represents shares directly held by Kristopher Townsend & Amanda Townsend JT Ten. The address of the principal business office of Kristopher Townsend & Amanda Townsend JT Ten is 3011 N. Merlot Place, Star, ID 83669.

[71]	Represents shares directly held by DDJ Investments, LLC. The address of the principal business office of DDJ Investments, LLC is 1487 S. David Lane, Boise, ID 83705.

[72]	Represents shares directly held by Greg Hardee. The address of the principal business office of Greg Hardee is 3371 E. Heartleaf Dr., Boise, ID 83716.

[73]	Represents shares directly held by Scott Thompson. The address of the principal business office of Scott Thompson is 457 West Two Rivers Dr., Eagle ID 83616.

[74]	Represents shares directly held by John R. Stegner & Laurie K.E. Stegner JT Ten. The address of the principal business office of John R. Stegner & Laurie K.E. Stegner JT Ten is 420 W. Main St., Suite 403, Boise, ID 83702.

[75]	Represents shares directly held by Payette Investments, LLC. Matthew T. Moore and Donal C. Christensen are the controlling members of Payette Investments, LLC. The address of the principal business office of Payette Investments LLC is 202 N. 9th St., Suite 300, Boise, ID 83702.

[76]	Represents shares directly held by Scott C. Lamm. The address of the principal business office of Scott C. Lamm is 1775 W. State St. #222, Boise, ID 83702.

[77]	Represents shares directly held by Darren Davies. The address of the principal business office of Darren Davies is 3704 S. Riva Ridge Way, Boise, ID 83709.

[78]	Represents shares directly held by Hemanth Kumar. The address of the principal business office of Hemanth Kumar is 2644 Rue Montpellier Ave, Henderson, NV 89044.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Clark Investments, LLC[79]	12,062	12,062	—	—	—	—	—	—
Lance Churchill[80]	12,062	12,062	—	—	—	—	—	—
David and Valynn Price[81]	12,062	12,062	—	—	—	—	—	—
Luke Nemec[82]	12,062	12,062	—	—	—	—	—	—
Jerry Lee Miles[83]	12,062	12,062	—	—	—	—	—	—
Timothy Smith & Molly Smith JT Ten[84]	9,650	9,650	—	—	—	—	—	—
The Clausen Family Trust[85]	8,443	8,443	—	—	—	—	—	—
Tina Marie Slippy[86]	7,237	7,237	—	—	—	—	—	—
James Metcalf[87]	11,971	7,237	—	—	—	—	—	—
Gary Allen[88]	6,634	6,634	—	—	—	—	—	—
Eric E. Kulbe[89]	6,250	6,250	—	—	—	—	—	—
Linda M. Kulbe[90]	6,250	6,250	—	—	—	—	—	—
Courtnie V. Kulbe[91]	6,250	6,250	—	—	—	—	—	—

[79]	Represents shares directly held by Clark Investments, LLC. The address of the principal business office of Clark Investments, LLC is 710 Riverpoint Ct, Ste 100, West Sacramento, CA 95605.

[80]	Represents shares directly held by Lance Churchill. The address of the principal business office of Lance Churchill is 967 E. Parkcenter Blvd. #302, Boise, ID 83706.

[81]	Represents shares directly held by David and Valynn Price. The address of the principal business office of David and Valynn Price is 2601 E. Picard Ct., Meridian, ID 83646.

[82]	Represents shares directly held by Luke Nemec. The address of the principal business office of Luke Nemec is 1783 East Lone Shore Lane, Eagle, ID 83616.

[83]	Represents shares directly held by Jerry Lee Miles. The address of the principal business office of Jerry Lee Miles is 1661 East Lone Shore Lane, Eagle, ID 83616.

[84]	Represents shares directly held by Timothy Smith & Molly Smith JT Ten. The address of the principal business office of Timothy Smith & Molly Smith JT Ten is 3200 Birch Street, Baker City, OR 97814.

[85]	Represents shares directly held by The Clausen Family Trust. The address of the principal business office of The Clausen Family Trust is 1881 Heron Ridge Drive, Bloomfield Hills, MI 78302.

[86]	Represents shares directly held by Tina Marie Slippy. The address of the principal business office of Tina Marie Slippy is 609 W. Colchester Dr., Eagle, ID 83616.

[87]	Represents shares directly held by James Metcalf. The address of the principal business office of James Metcalf is 2415 Wild Eagle Ter., Reno, NV 89511.

[88]	Represents shares directly held by Gary Allen. The address of the principal business office of Gary Allen is 3819 N. 2300E, Filer, ID 83328.

[89]	Represents shares directly held by Eric Kulbe. The address of the principal business office of Eric Kulbe is 10121 Crooked Stick Trail, Lone Tree, CO 80124.

[90]	Represents shares directly held by Linda M. Kulbe. The address of the principal business office of Linda M. Kulbe is 24577 County Road 50, Iliff, CO 80736.

[91]	Represents shares directly held by Courtnie V. Kulbe. The address of the principal business office of Courtnie V. Kulbe is 10121 Crooked Stick Trail, Lone Tree, CO 80124.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Callie V. Kulbe[92]	6,250	6,250	—	—	—	—	—	—
Charlsie V. Kulbe[93]	6,250	6,250	—	—	—	—	—	—
Jackie K. Kulbe[94]	6,250	6,250	—	—	—	—	—	—
Michael Conklin[95]	6,031	6,031	—	—	—	—	—	—
Royce Chigbrow[96]	6,031	6,031	—	—	—	—	—	—
Carley Mings[97]	6,031	6,031	—	—	—	—	—	—
Spencer Nead[98]	6,031	6,031	—	—	—	—	—	—
RMO Ventures[99]	6,031	6,031	—	—	—	—	—	—
Maxemilian Gilman100	6,031	6,031	—	—	—	—	—	—
Casey Oiness101	6,031	6,031	—	—	—	—	—	—
Wendy Zolezzi102	6,031	6,031	—	—	—	—	—	—
Brooks Kochvar103	6,031	6,031	—	—	—	—	—	—
Steven Gilman104	6,031	6,031	—	—	—	—	—	—

[92]	Represents shares directly held by Callie V. Kulbe. The address of the principal business office of Callie V. Kulbe is 10121 Crooked Stick Trail, Lone Tree, CO 80124.

[93]	Represents shares directly held by Charlsie V. Kulbe. The address of the principal business office of Charlsie V. Kulbe is 10121 Crooked Stick Trail, Lone Tree, CO 80124.

[94]	Represents shares directly held by Jackie K. Kulbe. The address of the principal business office of Jackie K. Kulbe is 10121 Crooked Stick Trail, Lone Tree, CO 80124.

[95]	Represents shares directly held by Michael Conklin. The address of the principal business office of Michael Conklin is 2030 S. Hills Ave, Meridian, ID 83642.

[96]	Represents shares directly held by Royce Chigbrow. The address of the principal business office of Royce Chigbrow is 412 S. 3rd St., Apt. 521, Boise, ID 83702.

[97]	Represents shares directly held by Carley Mings. The address of the principal business office of Carley Mings is 381 W. Ridgeline Dr., Boise, ID 83702.

[98]	Represents shares directly held by Spencer Nead. The address of the principal business office of Spencer Nead is 187 S. Steel Farm Ave., Eagle, ID 83616.

[99]	Represents shares directly held by RMO Ventures. The address of the principal business office of RMO Ventures is 530 South Robinson Blvd, Nampa, ID 83687.

100	Represents shares directly held by Maxemilian Gilman. The address of the principal business office of Maxemilian Gilman is 3700 Clawson Rd, Apt. 121, Austin, TX 78704.

101	Represents shares directly held by Casey Oiness. The address of the principal business office of Casey Oiness is 3430 Evergreen Point Road, Medina, WA 98039.

102	Represents shares directly held by Wendy Zolezzi. The address of the principal business office of Wendy Zolezzi is 2660 Bad Rock Cir, Henderson, NV 89052.

103	Represents shares directly held by Brooks Kochvar. The address of the principal business office of Brooks Kochvar is 4327 N. Nines Ridge Ln, Boise, ID 83702.

104	Represents shares directly held by Steven Gilman. The address of the principal business office of Steven Gilman is 1201 N. 12th, Boise, ID 83702.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Steven Mings105	6,031	6,031	—	—	—	—	—	—
Bethany Anderson106	6,031	6,031	—	—	—	—	—	—
Brent Robinson107	6,031	6,031	—	—	—	—	—	—
Doug French108	6,031	6,031	—	—	—	—	—	—
Karie Beyer109	6,031	6,031	—	—	—	—	—	—
Richard Handke110	6,031	6,031	—	—	—	—	—	—
Erin and Jacob Hut JT Ten111	6,031	6,031	—	—	—	—	—	—
Steven D. Robinson & Lori A. Robinson JT Ten112	6,031	6,031	—	—	—	—	—	—
Matthew Gustavel & Molly Gustavel JT Ten113	6,031	6,031	—	—	—	—	—	—
Kenneth W. Stephens114	6,031	6,031	—	—	—	—	—	—
Roger P. Scala115	6,031	6,031	—	—	—	—	—	—
Cameron Sullivan116	6,031	6,031	—	—	—	—	—	—

105	Represents shares directly held by Steven Mings. The address of the principal business office of Steven Mings is 750 W. Bannock, Unit 1958, Boise, ID 83701.

106	Represents shares directly held by Bethany Anderson. The address of the principal business office of Bethany Anderson is 10432 W. Milclay St., Boise, ID 83704.

107	Represents shares directly held by Brent Robinson. The address of the principal business office of Brent Robinson is 926 22nd Ave., Seattle, WA 98122.

108	Represents shares directly held by Doug French. The address of the principal business office of Doug French is 3918 N. Whitehead St.

109	Represents shares directly held by Karie Beyer. The address of the principal business office of Karie Beyer is 515 North Henry St, Kaysville, UT 84037.

110	Represents shares directly held by Richard Handke. The address of the principal business office of Richard Handke is 3565 W. Muirfield, Meridian, ID 83646.

111	Represents shares directly held by Erin and Jacob Hut JT Ten. The address of the principal business office of Erin & Jacob Hut JT Ten is 6811 S. Granite Mountain Ln, Spokane, WA 99223.

112	Represents shares directly held by Steven D. Robinson & Lori A. Robinson JT Ten. The address of the principal business office of Steven D. Robinson & Lori A. Robinson JT Ten is 4535 NE 55th Street, Seattle, WA 98105.

113	Represents shares directly held by Matthew Gustavel & Molly Gustavel JT Ten. The address of the principal business office of Matthew Gustavel & Molly Gustavel JT Ten is 655 E. Orion Dr., Boise, ID 83702.

114	Represents shares directly held by Kenneth W. Stephens. The address of the principal business office of Kenneth W. Stephens is 918 N. Eagle Hills Way, Eagle, ID 83616.

115	Represents shares directly held by Roger P. Scala. The address of the principal business office of Roger P. Scala is 4925 Icaria Way, Oceanside, CA 92056.

116	Represents shares directly held by Cameron Sullivan. The address of the principal business office of Cameron Sullivan is 2864 N. Chancery Pl., Meridian, ID 83646.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Dominic Quilici117	16,031	6,031	—	—	—	—	—	—
Duskin Terteling118	6,031	6,031	—	—	—	—	—	—
Russell Kawano119	6,031	6,031	—	—	—	—	—	—
Shanna Vincent120	6,031	6,031	—	—	—	—	—	—
Sam Johnson121	6,031	6,031	—	—	—	—	—	—
Brian J. Neville122	6,031	6,031	—	—	—	—	—	—
Mark G. Grigg & Debora A. Grigg JT Ten123	6,031	6,031	—	—	—	—	—	—
Jessica Clow124	6,031	6,031	—	—	—	—	—	—
Jake Conklin125	6,031	6,031	—	—	—	—	—	—
Tucker Allen126	6,031	6,031	—	—	—	—	—	—

117	Represents shares directly held by Dominic Quilici. The address of the principal business office of Dominic Quilici is 4441 E. Parkcenter Blvd., Boise, ID 83716.

118	Represents shares directly held by Duskin Terteling. The address of the principal business office of Duskin Terteling is 6985 E. LaCuesta St., Boise, ID 83716.

119	Represents shares directly held by Russell Kawano. The address of the principal business office of Russell Kawano is 2171 Crosscreek Ln., Boise, ID 83706.

120	Represents shares directly held by Shanna Vincent. The address of the principal business office of Shanna Vincent is 1064 Don Vincent Lane, Eagle, ID 83616.

121	Represents shares directly held by Sam Johnson. The address of the principal business office of Sam Johnson is 3312 W. Bluecanyon St., Boise, ID 83713.

122	Represents shares directly held by Brian J. Neville. The address of the principal business office of Brian J. Neville is 2016 W. Winterwood Ct., Nampa, ID 83686.

123	Represents shares directly held by Mark G. Grigg & Debora A. Grigg JT Ten. The address of the principal business office of Mark G. Grigg & Debora A. Grigg JT Ten is 949 S. 1050 East, Albion, ID 83311.

124	Represents shares directly held by Jessica Clow. The address of the principal business office of Jessica Clow is 13893 W. Woodspring Dr., Boise, ID 83713.

125	Represents shares directly held by Jake Conklin. The address of the principal business office of Jake Conklin is 11347 West Dallan Ct., Boise, ID 83713.

126	Represents shares directly held by Tucker Allen. The address of the principal business office of Tucker Allen is 1660 Hidden Way, Malvern, PA 19355.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Jordan Buich127	6,031	6,031	—	—	—	—	—	—
Suzanne McKinney & Richard McKinney JT Ten128	6,031	6,031	—	—	—	—	—	—
Mark Skelton & Rochelle Skelton JT Ten129	6,031	6,031	—	—	—	—	—	—
Mary Vincent130	6,031	6,031	—	—	—	—	—	—
David Buich131	6,031	6,031	—	—	—	—	—	—
Gina M. Stantucci132	6,031	6,031	—	—	—	—	—	—
Marcus Stuart133	6,031	6,031	—	—	—	—	—	—
Greg Gale134	6,031	6,031	—	—	—	—	—	—
Monica L. Davis135	6,031	6,031	—	—	—	—	—	—
Robert T. Stockham136	6,031	6,031	—	—	—	—	—	—
Nikolas A. Buich137	6,031	6,031	—	—	—	—	—	—
Dylan Rodgers138	6,031	6,031	—	—	—	—	—	—
Jeremy Palmerton & Wendy Palmerton JT Ten139	6,031	6,031	—	—	—	—	—	—

127	Represents shares directly held by Jordan Buich. The address of the principal business office of Jordan Buich is 132 Monarch Bay Dr., Dana Point, CA 92629.

128	Represents shares directly held by Suzanne McKinney & Richard McKinney JT Ten. The address of the principal business office of Suzanne McKinney & Richard McKinney JT Ten is 1331 E. Lone Creek Dr., Eagle, ID 83616.

129	Represents shares directly held by Mark Skelton & Rochelle Skelton JT Ten. The address of the principal business office of Mark Skelton & Rochelle Skelton JT Ten is 3846 S. Baja Way, Boise, ID 83709.

130	Represents shares directly held by Mary Vincent. The address of the principal business office of Mary Vincent is 2291 Bensley St., Henderson, NV 89044.

131	Represents shares directly held by David Buich. The address of the principal business office of David Buich is PO Box 516, Eagle, ID 83616.

132	Represents shares directly held by Gina M. Stantucci. The address of the principal business office of Gina M. Stantucci is 1837B 9th Ave. North, Nashville, TN 37208.

133	Represents shares directly held by Marcus Stuart. The address of the principal business office of Marcus Stuart is 5298 N. Hickory Tree Way, Boise, ID 83713.

134	Represents shares directly held by Greg Gale. The address of the principal business office of Greg Gale is 11047 N. 52nd Street, Scottsdale, AZ 85254.

135	Represents shares directly held by Monica L. Davis. The address of the principal business office of Monica L. Davis is 998 E. Winding Creek Dr., Eagle, ID 83616.

136	Represents shares directly held by Robert T. Stockham. The address of the principal business office of Robert T. Stockham is 3608 S. Julianite Ave., Nampa, ID 83686.

137	Represents shares directly held by Nikolas A. Buich. The address of the principal business office of Nikolas A. Buich is 1064 S. Don Vincent Lane, Eagle, ID 83616.

138	Represents shares directly held by Dylan Rodgers. The address of the principal business office of Dylan Rodgers is PO Box 891, Meridian, ID 83680.

139	Represents shares directly held by Jeremy Palmerton & Wendy Palmerton JT Ten. The address of the principal business office of Jeremy Palmerton & Wendy Palmerton JT Ten is 3458 N. Weston Way, Meridian, ID 83646.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially
	Owned	Registered	Owned	Owned	Owned	Registered	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering
Mark Marshburn140	6,131	6,031	—	—	—	—	—
Danible Realty LLC141	6,031	6,031	—	—	—	—	—
Kyle Delorey142	6,031	6,031	—	—	—	—	—
Michael Melhorn & Stephanie Melhorn JT Ten143	6,031	6,031	—	—	—	—	—
J. Randall Moss144	6,031	6,031	—	—	—	—	—
Nathan Smith145	6,031	6,031	—	—	—	—	—
Neal Stuart146	6,131	6,031	—	—	—	—	—
Clinton Christensen147	6,031	6,031	—	—	—	—	—
Kelsie Nalder148	6,031	6,031	—	—	—	—	—
Joshua D. Barnes149	6,031	6,031	—	—	—	—	—
Jack Lunsford & Katie Lunsford JT Ten150	6,031	6,031	—	—	—	—	—
Paul Garn151	6,031	6,031	—	—	—	—	—
Garrett Jones152	6,031	6,031	—	—	—	—	—

140	Represents shares directly held by Mark Marshburn. The address of the principal business office of Mark Marshburn is 7135 N. Spurwing Way, Meridian, ID 83646.

141	Represents shares directly held by Danible Realty LLC. Alexis Danible is the sole member of Danible Realty LLC. The address of the principal business office of Danible Realty LLC is 10907 W. Annafaye St., Star, ID 83669.

142	Represents shares directly held by Kyle Delorey. The address of the principal business office of Kyle Delorey 6807 W. Los Flores Dr., Meridian, ID 83646.

143	Represents shares directly held by Michael Melhorn & Stephanie Melhorn JT Ten. The address of the principal business office of Michael Melhorn & Stephanie Melhorn JT Ten is 5130 W. Tia Inez St., Eagle, ID 83616.

144	Represents shares directly held by J. Randall Moss. The address of the principal business office of J. Randall Moss is 1930 N. Wind Cave Way, Eagle, ID 83616.

145	Represents shares directly held by Nathan Smith. The address of the principal business office of Nathan Smith is 6864 N. Pira, Meridian, ID 83646.

146	Represents shares directly held by Neal Stuart. The address of the principal business office of Neal Stuart is 2148 W. Three Lakes Dr., Meridian, ID 83646.

147	Represents shares directly held by Clinton Christensen. The address of the principal business office of Clinton Christensen is 3817 B North 2300 East, Filer, ID 83328.

148	Represents shares directly held by Kelsie Nalder. The address of the principal business office of Kelsie Nalder is 946 Applewood Dr., Buhl, ID 83316.

149	Represents shares directly held by Joshua D. Barnes. The address of the principal business office of Joshua D. Barnes is 3681 N. 2500 East, Twin Falls, ID 83301.

150	Represents shares directly held by Jack Lunsford & Katie Lunsford JT Ten. The address of the principal business office of Jack Lunsford & Katie Lunsford JT Ten is 6560 N. Big Cedar Way, Meridian, ID 83646.

151	Represents shares directly held by Paul Garn. The address of the principal business office of Paul Garn is 1059 Pinewood Circle, Twin Falls, ID 83301.

152	Represents shares directly held by Garrett Jones. The address of the principal business office of Garrett Jones is 3949 S. Northbridge Way, Boise, ID 83706.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially
	Owned	Registered	Owned	Owned	Owned	Registered	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering
Jared Leuzinger158	68,031	6,031	—	—	—	—	—
Holly Kawano159	6,031	6,031	—	—	—	—	—
Sean Papineau Boyd160	6,031	6,031	—	—	—	—	—
Louis Piccioni & Nita Piccioni JT Ten161	6,031	6,031	—	—	—	—	—
Ryan Beattie162	6,031	6,031	—	—	—	—	—
Eric Stone163	6,031	6,031	—	—	—	—	—
Rory Jones164	6,031	6,031	—	—	—	—	—
Riley Jones165	6,031	6,031	—	—	—	—	—
Richard E. O’Bringer Revokable Living Trust166	6,031	6,031	—	—	—	—	—
Jeffery Pender167	6,031	6,031	—	—	—	—	—
Scott Coronet & Ken Coronet JT Ten168	6,031	6,031	—	—	—	—	—
Karen Louise Buich169	6,007	6,007	—	—	—	—	—

158	Represents shares directly held by Jared Leuzinger. The address of the principal business office of Jared Leuzinger is 1390 N. Deep Creek Way, Meridian, ID 83642-4215.

159	Represents shares directly held by Holly Kawano. The address of the principal business office of Holly Kawano is 2484 Sunshine Dr., Boise, ID 83712.

160	Represents shares directly held by Sean Papineau Boyd. The address of the principal business office of Sean Papineau Boyd is 838 Bryant Ave., Walla Walla, WA 99362.

161	Represents shares directly held by Louis Piccioni & Nita Piccioni JT Ten. The address of the principal business office of Louis Piccioni & Nita Piccioni JT Ten is 1217 E. Lone Creek Dr., Eagle, ID 83616.

162	Represents shares directly held by Ryan Beattie. The address of the principal business office of Ryan Beattie is 11497 W. Blackmoor St., Boise, ID 83709.

163	Represents shares directly held by Eric Stone. The address of the principal business office of Eric Stone is 1082 E. Tuttle St., Meridian, ID 83646.

164	Represents shares directly held by Rory Jones. The address of the principal business office of Rory Jones is 910 E. Curling Dr., Boise, ID 83702.

165	Represents shares directly held by Riley Jones. The address of the principal business office of Riley Jones is 1641 S. Annett, Boise, ID 83705.

166	Represents shares directly held by the Richard E. O’Bringer Revokable Living Trust. Richard O’Bringer is the sole trustee. The address of the principal business office of the Richard E. O’Bringer Revokable Living Trust is 11413 Perugino Dr., Las Vegas, NV 89138.

167	Represents shares directly held by Jeffery Pender. The address of the principal business office of Jeffery Pender is Calcada Marques Abrantes 95, RC ESQ Lisbon, Portugal 1200-718.

168	Represents shares directly held by Scott Coronet & Ken Coronet JT Ten. The address of the principal business office of Scott Coronet & Ken Coronet JT Ten is 15006 Alexander, Huntersville, NC 28078.

169	Represents shares directly held by Karen Louise Buich. The address of the principal business office of Karen Louise Buich is 1109 S. Renovare Lane, Eagle, ID 83616.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Laurie S. Forster170	4,825	4,825	—	—	—	—	—	—
Kalisa Houdek171	4,825	4,825	—	—	—	—	—	—
William Ray172	4,825	4,825	—	—	—	—	—	—
Darwin Chen173	4,825	4,825	—	—	—	—	—	—
Jami Vincent174	4,222	4,222	—	—	—	—	—	—
Jerry Nemec175	3,860	3,860	—	—	—	—	—	—
Gregory Goodman & Laree Goodman JT Ten176	8,766	3,618	—	—	—	—	—	—
The Kyle Nagy Trust177	3,618	3,618	—	—	—	—	—	—
Multipro Inc178	3,618	3,618	—	—	—	—	—	—
Paul Hanson179	3,618	3,618	—	—	—	—	—	—

170	Represents shares directly held by Laurie S. Forster. The address of the principal business office of Laurie S. Forster is 13005 Lake Shore Dr., Nampa, ID 83686.

171	Represents shares directly held by Kalisa Houdek. The address of the principal business office of Kalisa Houdek is 9421 S. Palena Ave., Kuna, ID 83634

172	Represents shares directly held by William Ray. The address of the principal business office of William Ray is 5387 Rainbow Pkwy, Toomsuba, MS 39364.

173	Represents shares directly held by Darwin Chen. The address of the principal business office of Darwin Chen is 18124 Wedge Pkwy #115, Reno, NV 89511.

174	Represents shares directly held by Jami Vincent. The address of the principal business office of Jami Vincent is 2436 E. Halsey, Eagle, ID 83616.

175	Represents shares directly held by Jerry Nemec. The address of the principal business office of Jerry Nemec is 609 W. Colchester Dr., Eagle, ID 83616.

176	Represents shares directly held by Gregory Goodman & Laree Goodman JT Ten. The address of the principal business office of Gregory Goodman & Laree Goodman JT Ten is 5064 W. Caragana St., Meridian, ID 83646.

177	Represents shares directly held by The Kyle Nagy Trust. The address of the principal business office of The Kyle Nagy Trust is 2634 Sunday Grace Drive, Henderson, NV 89052.

178	Represents shares directly held by Multipro Inc. The address of the principal business office of Multipro Inc. is 6315 W. Mesa Vista Ave., Las Vegas, NV 89118.

179	Represents shares directly held by Paul Hanson. The address of the principal business office of Paul Hanson is 300 N. Chief Garry Dr., Liberty Lake, WA 99019.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Excaliber Holdings Inc.180	3,015	3,015	—	—	—	—	—	—
Leslie D. Penney181	2,437	2,437	—	—	—	—	—	—
Tatum Gale182	2,437	2,437	—	—	—	—	—	—
Kai Gale183	2,437	2,437	—	—	—	—	—	—
Ryan Muckenthaler & Tomasine Sessions JT Ten184	2,437	2,437	—	—	—	—	—	—
Great North Capital Corp.185	2,437	2,437	—	—	—	—	—	—
Michael O’Dwyer186	2,437	2,437	—	—	—	—	—	—
Zachery Nemec & Carly Nemec JT Ten187	2,437	2,437	—	—	—	—	—	—
Matthew Gaworski188	2,437	2,437	—	—	—	—	—	—
Saumya Das189	8,214	2,437	—	—	—	—	—	—
Rob Dunn190	2,437	2,437	—	—	—	—	—	—
Patricia E. Dulaney191	2,437	2,437	—	—	—	—	—	—
Jeremy Terman192	2,437	2,437	—	—	—	—	—	—

180	Represents shares directly held by Excaliber Holdings, Inc. Daniel Wright is the controlling shareholder of Excaliber Holdings, Inc. The address of the principal business office of Excaliber Holdings, Inc. is 4866 N. Maidstone Pl, Boise, ID 83713.

181	Represents shares directly held by Leslie D. Penney. The address of the principal business office of Leslie D. Penney is 34 S. Mesa Vista Dr., Boise, ID 83705.

182	Represents shares directly held by Tatum Gale. The address of the principal business office of Tatum Gale is 11047 N. 52nd St., Scottsdale, AZ 85254.

183	Represents shares directly held by Kai Gale. The address of the principal business office of Kai Gale is 11047 N. 52nd St., Scottsdale, AZ 85254.

184	Represents shares directly held by Ryan Muckenthaler & Tomasine Sessions JT Ten. The address of the principal business office of Ryan Muckenthaler & Tomasine Sessions JT Ten is 1676 S. Blacksmith Pl, Meridian, ID 83642.

185	Represents shares directly held by Great North Capital Corp. The address of the principal business office of Great North Capital Corp. is 4471 Dean Martin Dr., Unit 3102, Las Vegas, NV 89103.

186	Represents shares directly held by Michael O’Dwyer. The address of the principal business office of Michael O’Dwyer is 7532 Toscana Blvd, Unit 524, Orlando, FL 32819.

187	Represents shares directly held by Zachery Nemec & Carly Nemec JT Ten. The address of the principal business office of Zachery Nemec & Carly Nemec JT Ten is 2416 W. Coneflower St., Nampa, ID 83686.

188	Represents shares directly held by Matthew Gaworski. The address of the principal business office of Matthew Gaworski is 11013 N. Pinto Dr., Fountain Hills, AZ 85268.

189	Represents shares directly held by Saumya Das. The address of the principal business office of Saumya Das is 42205 Dove Wing Ct., Ashburn, VA 20148.

190	Represents shares directly held by Rob Dunn. The address of the principal business office of Rob Dunn is 651 East Gentlewind Court, Boise, ID 83706.

191	Represents shares directly held by Patricia E. Dulaney. The address of the principal business office of Patricia E. Dulaney is 3443 Modena Circle, Las Vegas, NV 89120.

192	Represents shares directly held by Jeremy Terman. The address of the principal business office of Jeremy Terman is 1201 West 86th St., Kansas City, MO 64114.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Robert Cucchiaro193	2,437	2,437	—	—	—	—	—	—
Megan Warren194	2,437	2,437	—	—	—	—	—	—
Kenneth Scott Spraker195	2,437	2,437	—	—	—	—	—	—
Rob Dickson196	2,437	2,437	—	—	—	—	—	—
Mari E. Dressen Churchill197	2,437	2,437	—	—	—	—	—	—
Joel Fish198	2,187	2,187	—	—	—	—	—	—
Spencer Lee Smith199	1,687	1,687	—	—	—	—	—	—
Adam Paul Esposito200	1,437	1,437	—	—	—	—	—	—
Samual Mallane201	1,437	1,437	—	—	—	—	—	—
Michael Wright202	1,437	1,437	—	—	—	—	—	—
Alejandro Salinas203	1,437	1,187	—	—	—	—	—	—
Elisa R. Bilbao204	1,187	1,187	—	—	—	—	—	—
Christopher Boquette205	1,187	1,187	—	—	—	—	—	—

193	Represents shares directly held by Robert Cucchiaro. The address of the principal business office of Robert Cucchiaro is 360 W. Back Forty Dr., Eagle, ID 83616.

194	Represents shares directly held by Megan Warren. The address of the principal business office of Megan Warren is 3034 West Central Blvd., Cambridge, ID 83610.

195	Represents shares directly held by Kenneth Scott Spraker. The address of the principal business office of Kenneth Scott Spraker is 294 E. Whitespur St., Meridian, ID 83642.

196	Represents shares directly held by Rob Dickson. The address of the principal business office of Rob Dickson is 2434 East Garber, Meridian, ID 83646.

197	Represents shares directly held by Mari E. Dressen Churchill. The address of the principal business office of Mari E. Dressen Churchill is 967 E. Parkcenter #302, Boise, ID 83706.

198	Represents shares directly held by Joel Fish. The address of the principal business office of Joel Fish is 4931 Morninggale Way, Boise, ID 83713.

199	Represents shares directly held by Spencer Lee Smith. The address of the principal business office of Spencer Lee Smith is 3200 Birch St., Baker City, OR 97814.

200	Represents shares directly held by Adam Paul Esposito. The address of the principal business office of Adam Paul Esposito is 11331 W. Brandi Ln, Nampa, ID 83651.

201	Represents shares directly held by Samuel Mallane. The address of the principal business office of Samuel Mallane is 2324 W. Ona St., Boise, ID 83705.

202	Represents shares directly held by Michael Wright. The address of the principal business office of Michael Wright is 5683 S. Alyssum Pl., Boise, ID 83716.

203	Represents shares directly held by Alejandro Salinas. The address of the principal business office of Alejandro Salinas is 3428 W. Star Hollow Dr., Meridian, ID 83646.

204	Represents shares directly held by Elisa Bilbao. The address of the principal business office of Elisa Bilbao is 3597 Cow Creek Rd., Cambridge, ID 83610.

205	Represents shares directly held by Christopher Boquette. The address of the principal business office of Christopher Boquette is 7889 S. Indigo Ridge Ave., Boise, ID 83716.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
John Michelmore206	1,187	1,187	—	—	—	—	—	—
YanQiang Lu207	1,187	1,187	—	—	—	—	—	—
Najeeb Ahmed208	1,187	1,187	—	—	—	—	—	—
Jeffrey Weier209	1,187	1,187	—	—	—	—	—	—
StartUpNV210	48	48	—	—	—	—	—	—
AQR Absolute Return Master Account, L.P.211	45,000	45,000	—	—	—	—	—	—
AQR Diversified Arbitrage Fund, a series of AQR Funds212	45,000	45,000	—	—	—	—	—	—
AQR Global Alternative Investment Offshore Fund, L.P.213	45,000	45,000	—	—	—	—	—	—

206	Represents shares directly held by John Michelmore. The address of the principal business office of John Michelmore is 2749 Leolota Way, Carmichael, CA 95608.

207	Represents shares directly held by YanQiang Lu. The address of the principal business office of YanQiang Lu is 11838 Bragno Ct., Las Vegas, NV 89138.

208	Represents shares directly held by Najeeb Ahmed. The address of the principal business office of Najeeb Ahmed is 425 S. Secratariat Dr., Springfield, OH 45503.

209	Represents shares directly held by Jeffrey Weier. The address of the principal business office of Jeffrey Weier is 148 N. Harding Rd., Columbus, OH 43209.

210	Represents shares directly held by StartUpNV. The address of the principal business office of StartUpNV is 450 Sinclair St., Reno, NV 89503.

211	Represents shares directly held by AQR Absolute Return Master Account, L.P. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is the general partner of AQR Absolute Return Master Account, L.P. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. The address of the principal business office of AQR Absolute Return Master Account, L.P. is One Greenwich Plaza, Greenwich, CT 06830.

212	Represents shares directly held by AQR Diversified Arbitrage Fund. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser and sub-adviser, respectively to AQR Diversified Arbitrage Fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. The address of the principal business office of AQR Diversified Arbitrage Fund is One Greenwich Plaza, Greenwich, CT 06830.

213	Represents shares directly held by AQR Global Alternative Investment Offshore Fund, L.P. AQR Capital Management GP, Ltd., a Cayman Islands company, is the general partner of AQR Global Alternative Investment Offshore Fund, L.P. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Global Alternative Investment Offshore Fund, L.P. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. The address of the principal business office of AQR Global Alternative Investment Offshore Fund, L.P. is One Greenwich Plaza, Greenwich, CT 06830.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
AQR TA Global Alpha Fund, L.P.214	45,000	45,000	—	—	—	—	—	—
Asif Ramji215	49,501	49,501	—	—	—	—	—	—
ASK, LLC216	79,689	79,689	—	—	—	—	—	—
Atlas Merchant Capital SPAC Fund I LP217	140,000	140,000	—	—	—	—	—	—
Betsy Cohen218	46,116	46,116	—	—	5,000	5,000	—	—
Boston Patriot Merrimack St, LLC219	69,959	69,959	—	—	—	—	—	—
Breoga Trust220	103,126	103,126	—	—	—	—	—	—
Cameron Balash221	12,419	12,419	—	—	—	—	—	—

214	Represents shares directly held by AQR TA Global Alpha Fund, L.P. AQR Tax Advantaged GP II, LLC, a Delaware limited liability company, is the general partner of AQR TA Global Alpha Fund, L.P. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR TA Global Alpha Fund, L.P. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. The address of the principal business office of AQR TA Global Alpha Fund, L.P. is One Greenwich Plaza, Greenwich, CT 06830.

215	Represents shares directly held by Asif Ramji. The address of the principal business office of Asif Ramji is 337 King Road NW, Atlanta, GA 30342.

216	Represents shares directly held by ASK, LLC. Janice Howroyd is the sole member of ASK, LLC and has voting and investment control of the shares held by ASK, LLC. Mr. Howroyd is a director of the Company. The address of the principal business office of ASK, LLC is 327 W. Broadway Ave, Glendale, CA 91204.

217	Represents shares directly held by Atlas Merchant Capital SPAC Fund I LP (the “Fund”) The shares are held directly by Atlas Merchant Capital SPAC Fund I LP (the “Fund”). Atlas Merchant Capital LLC (the “Advisor”) is a registered investment advisor and the investment manager of the Fund. Atlas Merchant Capital LP (AMC Capital”) is the managing member of the Advisor. Atlas Merchant Capital GP LLC (“AMC-GP”) is the general partner of AMC Capital. AMC SPAC Fund LP GP (the “General Partner”) is the general partner of the Fund and AMC SPAC Fund MGP LLC (“AMC SPAC MGP”) is the general partner of the General Partner. Robert E. Diamond and David I. Schamis are the sole members of AMC SPAC MGP. Each of the Advisor, AMC Capital, AMC-CP, the General Partner, AMC SPAC MGP and Messrs. Diamond and Schamis may be deemed to indirectly beneficially own the shares directly held by the Fund, but each of such persons disclaims such beneficial ownership except to the extent of its pecuniary interest in the shares held by the Fund. The address of the principal business office of the Fund is 477 Madison Ave., 22nd Floor, New York, NY 10022.

218	Represents shares directly held by Betsy Cohen. The address of the principal business office of Betsy Cohen is 1240 N. Casey Key Rd, Osprey, FL 34229.

219	Represents shares directly held by Boston Patriot Merrimack St, LLC. Fir Tree Capital Management, LP is the investment manager of Boston Patriot Merrimack St, LLC. Clinton Biando and David Sultan are the Managing Partners of Fir Tree Capital Management, LP and have voting and investment control of the shares held by Fir Tree Capital Management, LP but disclaim beneficial ownership of the shares. The address of the principal business office of Boston Patriot Merrimack St, LLC is c/o Fir Tree Capital Management, LP, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

220	Represents shares directly held by Breoga Trust. Tom Killalea is the Trustee of Breoga Trust and has voting and investment control of the shares held by Breoga Trust. The address of the principal business office of Breoga Trust is 7740 Fairway Dr. NE, Seattle, WA 98115.

221	Represents shares directly held by Cameron Balash. The address of the principal business office of Cameron Balash is 218 Le Starboard Dr., Pensacola Beach, FL 32561.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Cohen Sponsor LLC - V29 RS222	299,225	299,225	—	—	—	—	—	—
Crestline Summit Master, SPC - Crestline Summit APEX SP223	6,497	6,497	—	—	—	—	—	—
Crestline Summit Master, SPC- Peak SP224	15,378	15,378	—	—	—	—	—	—
Cyber Secure at Sea, LLC225	18,562	18,562	—	—	—	—	—	—
Cynosure Holdings, LLC226	41,250	41,250	—	—	—	—	—	—
Dr. Barbara Hutchinson227	4,966	4,966	—	—	—	—	—	—
Eric Oruoele228	1,031	1,031	—	—	—	—	—	—
EVN 2021 Trust, Ezekiel V. Newhouse229	375,000	375,000	—	—	—	—	—	—
EXOS Collateralized SPAC Holdings Fund230	126,000	126,000	—	—	—	—	—	—
F-Cubed Investments, LLC231	525,000	525,000	—	—	—	—	—	—

222	Represents shares directly held by Cohen Sponsor LLC - V29 RS. Cohen & Company is the sole member of Cohen Sponsor LLC - V29 RS and Lester Brafman is the managing member of Cohen & Company, LLC. The address of the principal business office of Cohen Sponsor LLC - V29 RS is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

223	Represents shares directly held by Crestline Summit Master, SPC - Crestline Summit APEX SP. The address of the principal business office of Crestline Summit Master, SPC - Crestline Summit APEX SP is 201 Main Street, Suite 2600, Fort Worth, TX 76102.

224	Represents shares directly held by Crestline Summit Master, SPC- Peak SP. The address of the principal business office of Crestline Summit Master, SPC- Peak SP is 201 Main Street, Suite 2600, Fort Worth, TX 76102.

225	Represents shares directly held by Cyber Secure at Sea, LLC. Danelle Barrett is the sole member of ASK, LLC and has voting and investment control of the shares held by Cyber Secure at Sea, LLC. The address of the principal business office of Cyber Secure at Sea, LLC is 7500 Old Georgetown Road, Suite 901, Bethesda, MD 20814.

226	Represents shares directly held by Cynosure Holdings, LLC. Sandra Campos is the sole member of Cynosure Holdings, LLC and has voting and investment control of the shares held by Cynosure Holdings, LLC. The address of the principal business office of Cynosure Holdings, LLC is 1040 County Route 13, Old Chatham, NY 12136.

227	Represents shares directly held by Dr. Barbara Hutchinson. The address of the principal business office of Dr. Barbara Hutchinson is 11906 Shady Stone Terr., Bowie, MD 20721.

228	Represents shares directly held by Eric Oruoele. The address of the principal business office of Eric Oruoele is 11180 State Bridge Road, Suite 203, Alpharetta, GA 30022.

229	Represents shares directly held by EVN 2021 Trust. Ezekiel V. Newhouse is the Trustee of the EVN 2021 Trust and has voting and investment control of the shares held by the EVN 2021 Trust. The address of the principal business office of EVN 2021 Trust is 2129 Lamberton Ln, Kennesaw, GA 30152.

230	Represents shares directly held by EXOS Collateralized SPAC Holdings Fund LP. EXOS Collateralized SPAC Holdings Fund GP LL is the general partner of EXOS Collateralized SPAC Holdings Fund LP and has voting and investment control of the shares held by EXOS Collateralized SPAC Holdings Fund LP but disclaims beneficial ownership of such shares. The address of the principal business office of EXOS Collateralized SPAC Holdings Fund LP is 1370 Broadway, Suite 1450, New York, NY 10018.

231	Represents shares directly held by F-Cubed Investments, LLC. Tarrea Ashe is the sole member of F-Cubed Investments, LLC and has voting and investment control of the shares held by F-Cubed Investments, LLC. The address of the principal business office of F-Cubed Investments, LLC, Tarrea Ashe is 1607 Highway 99, Townsend, GA 31331.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Fir Tree Credit Opportunity Master Fund III, LP FKA: Fir Tree Capital Opportunity Master Fund III, LP232	4,080	4,080	—	—	—	—	—	—
Fir Tree Value Master Fund, LP232	3,879	3,879	—	—	—	—	—	—
Fir Tree Capital Opportunity Master Fund, LP232	1,768	1,768	—	—	—	—	—	—
FT SOF XIII (SPAC) Holdings, LLC233	60,314	60,314	—	—	—	—	—	—
Grace Vandecruze234	30,937	30,937	—	—	—	—	—	—
Greice Murphy Enterprise, LLC235	19,871	19,871	—	—	—	—	—	—
Highbridge Tactical Credit Institutional Fund Ltd.236	79,700	79,700	—	—	—	—	—	—
Highbridge Tactical Credit Institutional Fund Ltd.237	20,300	20,300

232	Represents shares directly held by Fir Tree Credit Opportunity Master Fund, LP formerly known as Fir Tree Capital Opportunity Master Fund III, LP, Fir Tree Value Master Fund, LP and Fir Tree Capital Opportunity Master Fund, LP. Fir Tree Capital Management, LP is the investment manager of each of Fir Tree Credit Opportunity Master Fund, LP formerly known as Fir Tree Capital Opportunity Master Fund III, LP, Fir Tree Value Master Fund, LP and Fir Tree Capital Opportunity Master Fund, LP. Clinton Biando and David Sultan are the Managing Partners of Fir Tree Capital Management, LP and have voting and investment control of the shares held by Fir Tree Credit Opportunity Master Fund, LP formerly known as Fir Tree Capital Opportunity Master Fund III, LP, Fir Tree Value Master Fund, LP and Fir Tree Capital Opportunity Master Fund, LP, but disclaim beneficial ownership of such shares. The address of the principal business office of each of Fir Tree Credit Opportunity Master Fund, LP formerly known as Fir Tree Capital Opportunity Master Fund III, LP, Fir Tree Value Master Fund, LP and Fir Tree Capital Opportunity Master Fund, LP is c/o Fir Tree Capital Management, LP, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

233	Represents shares directly held by FT SOF XIII (SPAC) Holdings, LLC. Fir Tree Capital Management, LP is the investment manager of FT SOF XIII (SPAC) Holdings, LLC and Clinton Biando and David Sultan are the Managing Partners of Fir Tree Capital Management, LP and have voting and investment control of the shares held by FT SOF XIII (SPAC) Holdings, LLC but disclaim beneficial ownership of such shares. The address of the principal business office of FT SOF XIII (SPAC) Holdings, LLC is c/o Fir Tree Capital Management, LP, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

234	Represents shares directly held by Grace Vandecruze. The address of the principal business office of Grace Vandecruze is 54 Riverside Drive 8AA, New York, NY 10024.

235	Represents shares directly held by Greice Murphy Enterprise, LLC. Greice Murphy is the sole member of Greice Murphy Enterprise, LLC and has voting and investment control of the shares held by Greice Murphy Enterprise, LLC. The address of the principal business office of Greice Murphy Enterprise, LLC is 9200 SW 71st Avenue, Pinecrest, FL 33156.

236	Represents 79,700 shares directly held by Highbridge Tactical Credit Institutional Fund Ltd. (“Highbridge”). The address of the principal business office of the Highbridge is P.O. Box 309 GT, Ugland House, South Church St., George Town.

237	Represents 20,300 shares directly held by Highbridge Tactical Credit Institutional Fund Ltd. (“Highbridge”). The address of the principal business office of the Highbridge is P.O. Box 309 GT, Ugland House, South Church St., George Town.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Ingram Capital Investment Group, LLC238	798,162	798,162	—	—	—	—	—	—
Jose Ariel Mendiola239	12,419	12,419	—	—	—	—	—	—
Joyce Brocaglia240	34,772	34,772	—	—	—	—	—	—
Latonja Chatman-Culmer241	1,987	1,987	—	—	—	—	—	—
Lauren C. Anderson242	12,891	12,891	—	—	—	—	—	—
M&M Holdings LLC243	20,626	20,626	—	—	—	—	—	—
Madhani Investments, LLC244	7,452	7,452	—	—	—	—	—	—
Mahesh Konduru245	14,903	14,903	—	—	—	—	—	—
Marc J Gorlin TTEE MJG 2014 Subtrust U/a DTD 09/03/2021246	25,781	25,781	—	—	—	—	—	—
Marco Gomez Roquero247	49,676	49,676	—	—	—	—	—	—

238	Represents shares directly held by Ingram Capital Investment Group, LLC. Hervia Ingram is the sole member of Ingram Capital Investment Group, LLC and has voting and investment control of the shares held by Ingram Capital Investment Group, LLC. The address of the principal business office of Ingram Capital Investment Group, LLC is 2360 Lahinch Court, Kennesaw, GA 30152.

239	Represents shares directly held by Jose Ariel Mendiola. The address of the principal business office of Jose Ariel Mendiola is 12015 Silverwood Bend Ln, Cypress, TX 77433.

240	Represents shares directly held by Joyce Brocaglia. The address of the principal business office of Joyce Brocaglia is 602 Ocean Avenue, Sea Bright, NJ 07760.

241	Represents shares directly held by Latonja Chatman-Culmer. The address of the principal business office of Latonja Chatman-Culmer is 4330 Celebration Drive SW, Atlanta, GA 30331.

242	Represents shares directly held by Lauren C. Anderson. The address of the principal business office of Lauren C. Anderson is 327 Tonetta Lake Road, Brewster, NY 10509.

243	Represents shares directly held by M&M Holdings LLC. Chris Murphy is the sole member of M&M Holdings, LLC and has voting and investment control of the shares held by M&M Holdings, LLC. The address of the principal business office of M&M Holdings LLC is 2271 Loring Oak Place NW, Marietta, GA 30064.

244	Represents shares directly held by Madhani Investments, LLC. Suneera Madhani is the sole member of Madhani Investments, LLC and has voting and investment control of the shares held by Madhani Investments, LLC. The address of the principal business office of Madhani Investments, LLC is 1219 Eastin Avenue, Orlando, FL 32804.

245	Represents shares directly held by Mahesh Konduru. The address of the principal business office of Mahesh Konduru is 6512 Mercer St., Houston, TX 77005.

246	Represents shares directly held by Marc J Gorlin TTEE MJG 2014 Subtrust U/a DTD 09/03/2021. Marc J Gorlin is the Trustee of Marc J Gorlin TTEE MJG 2014 Subtrust U/a DTD 09/03/2021 and has voting and investment control of the shares held by Marc J Gorlin TTEE MJG 2014 Subtrust U/a DTD 09/03/2021. The address of the principal business office of Marc J Gorlin TTEE MJG 2014 Subtrust U/a DTD 09/03/2021 is 14900 River Road, Unite 901, Pensacola Beach, FL 32507.

247	Represents shares directly held by Marco Gomez Roquero. The address of the principal business office of Marco Gomez Roquero is 1300 S Miami Avenue #4705, Miami, FL 33130.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Mary Lake Polan248	9,952	9,952	—	—	—	—	—	—
MMF LT, LLC249	156,667	156,667	—	—	—	—	—	—
Nautilus Master Fund, L.P250	100,000	100,000	—	—	332,797	—	332,797	2.1%
Ocean Family Trust, LLC251	24,838	24,838	—	—	—	—	—	—
Paula Hawkins252	3,974	3,974	—	—	—	—	—	—
Phyllis W. Newhouse253	1,023,314	1,023,314	—	—	502,170	502,170	—	—
Primetime Investment Group, LLC254	445,537	445,537	—	—	—	—	—	—
Project JB LLC255	20,626	20,626	—	—	—	—	—	—
Radcliffe SPAC Master Fund, L.P.256	100,000	100,000	—	—	—	—	—	—
Rashaun Williams257	406,252	406,252	—	—	—	—	—	—

248	Represents shares directly held by Mary Lake Polan. The address of the principal business office of Mary Lake Polan is Eagle Bluff Ranch, 795 Eagle Ridge Rd., Camp Verde, TX 78010.

249	Represents shares directly held by MMF LT, LLC. Moore Capital Management, LP, the investment manager of MMF LT, LLC has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of the principal business office of MMF LT, LLC is 11 Times Square, 37th Floor, New York, NY 10036.

250	Represents shares directly held by Nautilus Master Fund, L.P., (“Nautilus”). Voting and investment power over the interests by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Office of Persicope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus. Jamie Wise and Persicope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2. The address of the principal business office of Nautilus Master Fund, L.P., c/o Periscope Capital, Inc. is Bay Adelaide Centre, 33 Bay St., Suite 1240, Toronto, ON M5H 2R2.

251	Represents shares directly held by Ocean Family Trust, LLC. Mark Griswell is the sole member of Ocean Family Trust, LLC and has voting and investment control of the shares held by Ocean Family Trust, LLC. The address of the principal business office of Ocean Family Trust, LLC, Mark Griswell is 861 Wayland Ct., Smyrna, GA 30080.

252	Represents shares directly held by Paula Hawkins. The address of the principal business office of Paula Hawkins is 2904 Lennox Rd, Conyers, GA 30094.

253	Represents shares directly held by Phyllis W. Newhouse. Ms. Newhouse is a director of the Company. The address of the principal business office of Phyllis W. Newhouse is 2291 Loring Oak PL NW, Marietta, GA 30064.

254	Represents shares directly held by Primetime Investment Group, LLC. Ezekiel V. Newhouse is the sole member of Primetime Investment Group, LLC and has voting and investment control of the shares held by Primetime Investments Group, LLC. The address of the principal business office of Primetime Investment Group, LLC is 2129 Lamberton Ln, Kennesaw, GA 30152.

255	Represents shares directly held by Project JB LLC. Chenxi Wang is the sole member of Project JB, LLC and has voting and investment control of the shares held by Project JB, LLC. The address of the principal business office of Project JB LLC, Chenxi Wang is 24 Jordan Avenue, Los Altos, CA 94022.

256	Represents shares directly held by Radcliffe SPAC Master Fund, L.P. (the “Master Fund”). Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Master Fund. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The address of the principal business office of Radcliffe SPAC Master Fund, L.P., c/o Radcliffe Capital Management, LP is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

257	Represents shares directly held by Rashaun Williams. The address of the principal business office of Rashaun Williams is 505 N. Lake Shore Dr. #3810-11, Chicago, IL 60611.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Ray Caron258	49,675	49,675	—	—	—	—	—	—
Rivernorth SPAC Arbitrage Fund, LP259	106,667	106,667	—	—	—	—	—	—
Romonda Jordan260	200,000	200,000	—	—	—	—	—	—
Roxanna Aguillard261	2,981	2,981	—	—	—	—	—	—
Shawn Henry262	30,937	30,937	—	—	—	—	—	—
ShoulderUp 2021 Trust263	2,154,416	2,154,416	—	—	—	—	—	—
Sierra Hotel Enterprise LLC264	19,869	19,869	—	—	—	—	—	—
Stacey Berns265	5,156	5,156	—	—	—	—	—	—
Steve Eskenazi266	12,891	12,891	—	—	—	—	—	—

258	Represents shares directly held by Ray Caron. The address of the principal business office of Ray Caron is 14 Marina Ct, Newnan, GA 30263.

259	Represents shares directly held by Rivernorth SPAC Arbitrage Fund, LP. The address of the principal business office of Rivernorth SPAC Arbitrage Fund, LP is 360 South Rosemary Ave, Suite 1420, West Palm Beach, FL 33401.

260	Represents shares directly held by Romonda Jordan. The address of the principal business office of Romonda Jordan is 22197 Windy Pine Ct., Broadlands, VA 20148.

261	Represents shares directly held by Roxanna Aguillard. The address of the principal business office of Roxanna Aguillard is 504 Bruin Court, Stockbridge, GA 30281.

262	Represents shares directly held by Shawn Henry. The address of the principal business office of Shawn Henry is 605 S. Gulfstream Ave, Sarasota, FL 34236.

263	Represents shares directly held by ShoulderUp 2021 Trust. Phyllis W. Newhouse is the Trustee of ShoulderUp 2021 Trust and has voting and investment control of the shares held by ShoulderUp 2021 Trust. The address of the principal business office of ShoulderUp 2021 Trust is 2291 Loring Oak PL NW, Marietta, GA 30064.

264	Represents shares directly held by Sierra Hotel Enterprise LLC. Greice Murphy is the sole member of Sierra Hotell Enterprise, LLC and has voting and investment control of the shares held by Sierra Hotel Enterprise, LLC. The address of the principal business office of Sierra Hotel Enterprise LLC, Greice Murphy is 9200 SW 71st Avenue, Pinecrest, FL 33156.

265	Represents shares directly held by Stacey Berns. The address of the principal business office of Stacey Berns is 101 Warren St., Apt. 820, New York, NY 10007.

266	Represents shares directly held by Steve Eskenazi. The address of the principal business office of Steve Eskenazi is 50 Sheldon Way, Hillsborough, CA 94010.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Tauheed Epps267	51,563	51,563	—	—	—	—	—	—
Tenor Opportunity Master Fund, Ltd.268	30,000	30,000	—	—	—	—	—	—
The Newhouse Family 2016 Revocable Trust269	4,968	4,968	—	—	—	—	—	—
The Salman Rehmetullah Revocable Trust270	7,452	7,452	—	—	—	—	—	—
The Vincent Raymond Stewart and Phyllis Lea Stewart Living Trust271	25,781	25,781	—	—	—	—	—	—
Triple Helix, LLC272	103,126	103,126	—	—	—	—	—	—
Una Ryan273	5,156	5,156	—	—	—	—	—	—

267	Represents shares directly held by Tauheed Epps. The address of the principal business office of Tauheed Epps is 1740 Defoor Pl, Atlanta, GA 30318.

268	Represents shares directly held by Tenor Opportunity Master Fund, Ltd. The address of the principal business office of Tenor Opportunity Fund, Ltd. is 810 Seventh Ave., Suite 1905, New York, NY 10019.

269	Represents shares directly held by The Newhouse Family 2016 Revocable Trust. Tiffany Newhouse is the Trustee of The Newhouse Family 2016 Revocable Trust and has voting and investment control of the shares held by The Newhouse Family 20216 Revocable Trust. The address of the principal business office of The Newhouse Family 2016 Revocable Trust is 620 Via De Bella, Fairfield, CA 94534.

270	Represents shares directly held by The Salman Rehmetullah Revocable Trust. Sal Rehmetullah is the Trustee of The Salman Rehmetullah Revocable Trust and has voting and investment control of the shares held by The Salman Remetullah Revocable Trust. The address of the principal business office of The Salman Rehmetullah Revocable Trust is 609 E Ridgewood St, Orlando, FL 32803-5622.

271	Represents shares directly held by The Vincent Raymond Stewart and Phyllis Lea Stewart Living Trust. The address of the principal business office of The Vincent Raymond Stewart and Phyllis Lea Stewart Living Trust is 3101 Castlerock Rd., Unit 107, Oklahoma City, OK 73120.

272	Represents shares directly held by Triple Helix, LLC. Asma Ishaq is the sole member of Triple Helix, LLC and has voting and investment control of the shares held by Triple Helix, LLC. The address of the principal business office of Triple Helix, LLC, Asma Ishaq is CRLLP 20351 Irvine Ave, Suite C6, Newport Beach, CA 92660.

273	Represents shares directly held by Una Ryan. The address of the principal business office of Una Ryan is 7500 Old Georgetown Road, Suite 901, Bethesda, MD 20814.

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number		Number
	Beneficially	Number	Beneficially	Percent	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After	Prior to	for Sale	After	After
Name of Selling Securityholder[1]	Offering	Hereby	Offering	Offering	Offering	Hereby	Offering	Offering
Valerie Mosley274	24,790	24,790	—	—	—	—	—	—
Vellar Special Opportunities Fund, LLC – Series 29275	1,057,916	1,057,916	—	—	147,830	147,830	—	—
Walleye Investment Fund LLC276	9,375	9,375	—	—	—	—	—	—
Walleye Opportunities Master Fund Ltd.277	18,750	18,750	—	—	—	—	—	—
ZNH Holdings Group, LLC278	23,204	23,204	—	—	—	—	—	—
New Circle Principal Investments LLC279	—	5,524,624	—	—	—	—	—	—

274	Represents shares directly held by Valerie Mosley. The address of the principal business office of Valerie Mosley is PO Box 2430, Oak Bluffs, MA 02557.

275	Represents shares directly held by Vellar Special Opportunities Fund, LLC – Series 29. Andrew Davilman in his role as Chief Operating Officer has dispositive investment power over the shares held by Vellar Special Opportunities Fund, LLC – Series 29. The address of the principal business office of Vellar Special Opportunities Fund, LLC – Series 29 is 3 Columbus Circle, Suite 2400, New York, NY 10019.

276	Represents shares directly held by Walleye Investment Fund LLC. Walleye Investments Fund LLC (the “Walleye Entity”) is a private investment funds managed by Walleye Capital LLC. William England is the Chief Executive Office of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England may be deemed to have shared voting and dispositive power with respect to the shared held by the Walleye Entity. The address of the principal business office of Walleye Investment Fund LLC is 401 Lake Street East, 3rd Floor, Wayzata, MN 55391.

277	Represents shares directly held by Walleye Opportunities Master Fund Ltd. Walleye Opportunities Master Fund Ltd (the “Walleye Entity”) is a private investment funds managed by Walleye Capital LLC. William England is the Chief Executive Office of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England may be deemed to have shared voting and dispositive power with respect to the shared held by the Walleye Entity. The address of the principal business office of Walleye Opportunities Master Fund Ltd. is 401 Lake Street East, 3rd Floor, Wayzata, MN 55391.

278	Represents shares directly held by ZNH Holdings Group, LLC. Stacey Abrams is the sole member of ZNH Holdings Group, LLC and has voting and investment control of the shares held by ZNH Holdings Group, LLC. The address of the principal business office of ZNH Holdings Group, LLC is 4900 Forestglade Ct., Stone Mountain, GA 30087.

279	Represents (1)85,995 shares based on the commitment fee of $350,000 calculated at an estimated price of $4.07 per share; and (2) 5,438,629 shares that we may, in our sole discretion, elect to issue and sell to New Circle, from time to time after the date of this prospectus, as part of the Total Commitment pursuant to (and limited by the terms of) the ELOC Agreement. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that New Circle may be required to purchase under the ELOC Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the ELOC Agreement, the satisfaction of which are entirely outside of New Circle’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the ELOC Agreement prohibits us from issuing and selling any shares of our common stock to New Circle to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by New Circle, would cause New Circle’s beneficial ownership of our common stock to exceed the 4.99% Ownership Limitation. The ELOC Agreement also prohibits us from issuing or selling shares of our Common Stock under the ELOC Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless all applicable sales of shares of common stock under the ELOC Agreement equal or exceed the “Minimum Price” (as such term is defined in Nasdaq Rule 5635) or, as to any Purchase, the issuance of the common stock pursuant to an Purchase Notice would be excluded from the Exchange Cap under Nasdaq rules (or interpretive guidance provided by Nasdaq with respect thereto), in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules.